UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 1100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC
Rights to Purchase Series A Preferred Stock, par value $0.01 per share		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of El Pollo Loco Holdings, Inc. (the “Company”) previously approved amending the El Pollo Loco Holdings, Inc. Equity Incentive Plan (the “Equity Incentive Plan”), subject to stockholder approval. As disclosed in Item 5.07 of this Form 8-K, at the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”), the Company’s stockholders approved the amendments to the Equity Incentive Plan that, among other things, increased the number of shares of the Company’s common stock available for award grants under the Equity Incentive Plan by 1,250,000 shares.

The foregoing summary of the amendments to the Equity Incentive Plan is qualified in its entirety by reference to the Equity Incentive Plan, as amended, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2026, the Company held the Annual Meeting. Of the 30,455,[298][190] shares of common stock outstanding and entitled to vote as of April 2, 2026, the record date for the Annual Meeting, 26,789,139 shares were present in person or represented by proxy, or 87.96%, constituting a quorum. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026.

The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

1.	Election of directors

Proposal 1 was the election of two nominees to serve as Class III directors until the 2027 annual meeting or until their successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Tana Davila	22,085,229	44,996	4,658,914
Frank Garrido	22,082,786	47,439	4,658,914

2.	Ratification of appointment of BDO USA, P.C. as the Company's independent registered public accounting firm

Proposal 2 was the ratification of the appointment of BDO USA, P.C., as the Company’s independent registered public accounting firm for 2026. The result of the vote was as follows:

Votes For	Votes Against	Abstentions
26,723,782	54,103	11,254

3.	Non-binding advisory vote regarding approval of the Company's named executive officers’ compensation

Proposal 3 was the non-binding advisory proposal regarding approval of the compensation of the Company's named executive officers. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,942,592	175,574	12,059	4,658,914

4.	Non-binding advisory vote regarding the frequency of the Company's future advisory votes on named executive officers’ compensation

Proposal 4 was the non-binding advisory proposal regarding approval of the frequency of the Company’s future advisory votes on the compensation of the Company's named executive officers (the “Say-on-Frequency Proposal”). The result of the vote was as follows:

“ONE YEAR”	“TWO YEARS”	“THREE YEARS”	Abstentions
20,056,383	6,777	1,999,819	67,246

5.	Approval of the amendments to the Company's Equity Incentive Plan

Proposal 5 was the proposal regarding approval of amendments to the El Pollo Loco Holdings, Inc. Equity Incentive Plan. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,485,764	638,820	5,641	4,658,914

6.	Shareholder proposal requesting the adoption of a majority voting standard for the election of directors in uncontested elections

Proposal 6 was a shareholder proposal requesting the adoption of a majority voting standard for the election of directors in uncontested elections. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,630,362	6,432,820	67,043	4,658,914

In response to the voting results on the Say-on-Frequency Proposal and other factors, the Company’s Board of Directors determined that the Company will hold an advisory vote on named executive officer compensation every year. The Company will continue to hold advisory votes on named executive officer compensation every year until the Company’s Board of Directors decides to hold the next stockholder advisory vote on the frequency of advisory votes, which shall be no later than the Company’s annual meeting of stockholders in 2032.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	El Pollo Loco Holdings, Inc. Equity Incentive Plan, as amended (included as Appendix B to the Company’s Definitive Proxy Statement filed with the Commission on April 30, 2026 and incorporated herein by reference)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: May 29, 2026
/s/ Ira Fils
Ira Fils
Chief Financial Officer